UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On March 20, 2013, the Board of Directors of Standex International Corporation (the “Company”) appointed Thomas J. Hansen as a director, effective immediately, to serve until the 2013 Annual Meeting of Shareholders scheduled to be held on October 30, 2013.  Mr. Hansen was not appointed to any committees of the Board of Directors in connection with his appointment as a director.

Until his retirement in 2012, Mr. Hansen was the Vice Chairman of ITW Inc. since 2006 and was responsible for ITW’s Worldwide Automotive Components and Fasteners and its Industrial Metal and Plastic Business since the 1990s.

In connection with his appointment to the Board of Directors, Mr. Hansen will receive compensation as a member of the Board of Directors consistent with the compensation received by other non-employee directors as disclosed in the Company’s Schedule 14A definitive proxy statement, pro-rated for a partial year of service in fiscal year 2013.

In connection with his appointment to the Board of Directors, Mr. Hansen and the Company will execute a director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Hansen harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of the Company.  The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-07233) as Exhibit 10 to Form 8-K filed on May 5, 2008.  There are no other arrangements or understandings between Mr. Hansen and any person pursuant to which he was appointed as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: March 21, 2013

Signing on behalf of the registrant and as principal financial officer